Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is derived from the historical consolidated financial statements of Rice Midstream Partners LP (the “Partnership”) and the historical combined financial statements of certain midstream assets (the “Vista Gathering Assets”) that the Partnership indirectly acquired on October 19, 2016 when the Partnership acquired Vantage Energy II Access, LLC and Vista Gathering, LLC (together, the “Vantage Midstream Entities”) from Rice Energy Inc. (“Rice”) in exchange for $600 million (the “Midstream Acquisition”) pursuant to that certain purchase and sale agreement, dated as of September 26, 2016, between the Partnership and Rice (the “Midstream Purchase Agreement”). The following unaudited pro forma combined financial information has been adjusted to reflect the Midstream Acquisition (including the related payment of $600 million in cash by the Partnership to Rice).

The unaudited pro forma combined balance sheet as of September 30, 2016 gives effect to the Midstream Acquisition as if it had occurred on September 30, 2016. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2016 gives effect to the Midstream Acquisition as if it had occurred on January 1, 2016.

The unaudited pro forma combined financial statements are presented for illustrative purposes only to reflect the Midstream Acquisition, and do not represent what our results of operations or financial position would actually have been had the Midstream Acquisition occurred on the dates noted above, or project our results of operations or financial position for any future periods. The unaudited pro forma combined financial statements are intended to provide information about the continuing impact of the Midstream Acquisition as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma combined financial statements have been made. However, the final allocations of purchase price and effects on the results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.

The following unaudited pro forma combined financial information should be read in conjunction with the Partnership’s consolidated financial statements and related notes and the combined financial statements and combined statements of income for the Vista Gathering Assets and related notes. The Partnership’s financial statements and notes are included in the Partnership’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2016 and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016. The combined financial statements and combined statements of income for the Vista Gathering Assets and related notes are included in the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2016.

Rice Midstream Partners LP

Unaudited Pro Forma Combined Balance Sheet

September 30, 2016

(in thousands)

	Partnership Historical	Vista Historical	Pro Forma Adjustments	FN		Partnership Pro Forma Combined
Assets
Current assets:
Cash	$7,634	$—	$—	(1)		$7,634
Accounts receivable	8,831	—	—			8,831
Accounts receivable - affiliate	10,636	2,157	—			12,793
Prepaid expenses, deposits and other	104	—	—			104

Total current assets	27,205	2,157	—			29,362
Property and equipment, net	644,625	128,739	29,261	(1)		802,625
Deferred financing costs, net	2,002	—	12,600	(3)		14,602
Goodwill	39,142	—	444,101	(1)		483,243
Intangible assets, net	44,937	—	—			44,937

Total assets	757,911	130,896	485,962			1,374,769

Liabilities and partners’ capital
Current liabilities:
Accounts payable	2,587	445	—			3,032
Accrued capital expenditures	12,270	276	—			12,546
Other accrued liabilities	6,396	2,932	12,600	(3)		21,928

Total current liabilities	21,253	3,653	12,600			37,506
Long-term liabilities:
Long-term debt	—	—	159,000	(1)		159,000
Other long-term liabilities	3,283	605	—			3,888

Total liabilities	24,536	4,258	171,600			200,394
Partners’ capital:
Legacy members’ capital	—	126,638	(126,638)	(5)		—
Common units	830,135	—	441,000	(1	),(3)	1,271,135
Subordinated units	(96,760)	—	—			(96,760)

Total partners’ capital	733,375	126,638	314,362			1,174,375

Total liabilities and partners’ capital	$757,911	$130,896	$485,962			$1,374,769

Rice Midstream Partners LP

Unaudited Pro Forma Combined Statement of Operations

Nine Month Period Ended September 30, 2016

(in thousands, except per share amounts)

	Partnership Historical	Vista Historical	Pro Forma Adjustments	FN	Partnership Pro Forma Combined
Operating revenues:
Affiliate	$105,267	$49,714	$—		$154,981
Third-party	36,890	—	—		36,890

Total operating revenues	142,157	49,714	—		191,871
Operating expenses:
Operation and maintenance expense	17,348	14,352	—		31,700
General and administrative expense	15,408	1,995	—		17,403
Depreciation expense	17,714	5,181	(3,102)	(2)	19,793
Acquisition costs	73	—	—		73
Amortization of intangible assets	1,222	—	—		1,222
Other expense	239	—	—		239

Total operating expenses	52,004	21,528	(3,102)		70,430
Operating income	90,153	28,186	3,102		121,441
Other income	—	—	—		—
Interest expense	(2,369)	—	(2,475)	(4)	(4,844)
Amortization of deferred financing costs	(433)	—	—		(433)

Total other expense	(2,802)	—	(2,475)		(5,277)
Net income	87,351	28,186	627		116,164
Calculation of limited partner interest in net income:
Net income	87,351	28,186	627		116,164
Less: General partner interest in net income attributable to incentive distribution rights	540	—	—		540

Limited partner net income	$86,811	$28,186	$627		$115,624

Net income per unit:
Common units - basic	$1.15				$1.20
Common units - diluted	$1.14				$1.20
Subordinated units - basic and diluted	$1.17				$1.21
Weighted average units outstanding:
Basic - common units	46,377		20,930		67,307
Diluted - common units	46,637		20,930		67,567
Basic and diluted - subordinated units	28,754		—		28,754

1	These adjustments reflect the estimated consideration to be paid by the Partnership to Rice in relation to the Midstream Purchase Agreement to acquire the Vantage Midstream Entities. The Partnership’s acquisition of the Vantage Midstream Entities from Rice is accounted for as a combination of entities under common control at historical cost. The following table represents the preliminary purchase price allocation to the assets acquired and liabilities assumed from Rice. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statements of operations. The final purchase price allocation will be determined by Rice subsequent to closing the Midstream Acquisition. The final purchase price allocation may differ from these estimates and could differ materially from the preliminary allocation described below until Rice has completed the detailed valuations and necessary calculations. The final purchase price allocation will be determined when Rice has completed the detailed valuations and necessary calculations.

(in thousands)
Purchase Price:
Cash consideration (i)	600,000

Estimated Fair Value of Assets Acquired and Liabilities Assumed:
Current assets	2,157
Property and equipment (iii)	158,000
Goodwill (ii)	444,101
Current liabilities	(3,653)
Other long-term liabilities	(605)

(i)	Components of cash consideration includes the following (in thousands):

Total cash consideration for the Midstream Acquisition	$(600,000)
Partnership’s private placement unit offering, net	441,000
Partnership’s borrowings on revolving credit facility	159,000

Pro forma adjustments to cash and cash equivalents	$—

(ii)	The value of purchase price consideration will change based on changes in working capital accounts and finalization of the valuation of the property and equipment acquired by the Partnership from Rice and circumstances existing at the closing date of the Midstream Acquisition compared to the date of the pro forma financial statements. The below table summarizes the impact of a change in the valuation of the Vista Gathering Assets acquired to estimated goodwill.

(unaudited, in thousands)	Fair Value of Property and Equipment Acquired	Estimated Goodwill
As presented in the pro forma combined results	$158,000	$444,101
10% increase in valuation of the fair value of Vista Gathering Assets acquired	173,800	428,301
10% decrease in valuation of the fair value of Vista Gathering Assets acquired	142,200	459,901

(iii)	The pro forma fair value of property and equipment includes the following (in thousands):

Gathering and compression assets and equipment	$155,000
Rights of way	3,000

Pro forma fair value of property and equipment	$158,000

2	Pro forma adjustment of historical depreciation expense of the Vista Gathering Assets to adjust to the Partnership’s policy to depreciate gathering assets over a 60 year useful life and to include pro forma provision for depreciation expense related to the step up of property and equipment to estimated fair value (Rice’s historical cost).

3	Reflects deferred financing costs of $12.6 million incurred to amend the Partnership’s revolving credit facility in conjunction with the acquisition of the Vantage Midstream Entities and $9.0 million of equity issuance costs associated with the Partnership’s private placement common unit offering.

4	To recognize estimated interest expense incurred in relation to proceeds used from the Partnership’s revolving credit facility as part of the cash consideration for the acquisition of the Vantage Midstream Entities.

5	To eliminate certain components of historical members’ contributions of the Vantage Midstream Entities of $126.6 million.

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